     As filed with the Securities and Exchange Commission on August 7, 1998
                                                       Registration No. 333-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                ---------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                ---------------------------------------------

                          HASTINGS ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

                 TEXAS                                       75-1386375
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)

      3601 PLAINS BLVD., SUITE #1                               79102
            AMARILLO, TEXAS                                  (Zip Code)
(Address of Principal Executive Offices)

                ---------------------------------------------

                        HASTINGS 1994 STOCK OPTION PLAN
                        HASTINGS 1991 STOCK OPTION PLAN
                       AMENDED 1996 INCENTIVE STOCK PLAN
                   CHIEF EXECUTIVE OFFICER STOCK OPTION PLAN
       HASTINGS BOOKS, MUSIC & VIDEO, INC. MANAGEMENT STOCK PURCHASE PLAN
   HASTINGS ENTERTAINMENT, INC. 1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
    HASTINGS ENTERTAINMENT, INC. 1998 STOCK GRANT PLAN FOR OUTSIDE DIRECTORS
                           (Full Titles of the Plans)

                                 DENNIS MCGILL
  VICE PRESIDENT OF FINANCE, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY
                          HASTINGS ENTERTAINMENT, INC.
                          3601 PLAINS BLVD., SUITE #1
                             AMARILLO, TEXAS 79102
                                 (806) 351-2300
 (Name, address and telephone number, including area code, of agent for service)

                ---------------------------------------------

                                With Copies To:

                               KENT JAMISON, ESQ.
                           LOCKE PURNELL RAIN HARRELL
                          (A PROFESSIONAL CORPORATION)
                          2200 ROSS AVENUE, SUITE 2200
                           DALLAS, TEXAS   75201-6776

                       CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
      OF SECURITIES                AMOUNT TO                MAXIMUM            AGGREGATE OFFERING               AMOUNT OF
    TO BE REGISTERED             BE REGISTERED          OFFERING PRICE             PRICE (1)                REGISTRATION FEE
                                                         PER SHARE (1)
------------------------------------------------------------------------------------------------------------------------------------
      Common Stock,
     $.01 Par Value

  To be issued under            632,375 shares             $11.50(2)             $7,272,312.50                  $2,145.33
  the Amended 1996
  Incentive
  Stock Plan

  Issued under the               3,415 shares              $10.68(3)               $36,472.20                    $10.76
  1994 Stock Option Plan

  To be issued under            502,485 shares             $11.50(2)             $5,778,577.50                  $1,704.68
  the 1994 Stock
  Option Plan

  Issued under the               8,074 shares              $9.24(4)                $74,603.76                    $22.01
  1991 Stock Option Plan

  To be issued under            497,826 shares             $11.50(2)             $5,724,999.00                  $1,688.87
  the 1991 Stock
  Option Plan

  To be issued under            227,655 shares             $11.50(2)             $2,618,032.50                   $772.32
  the Management Stock
  Purchase Plan

  To be issued under            101,180 shares             $11.50(2)             $1,163,570.00                   $343.25
  the 1996 Stock
  Option Plan for
  Outside Directors

  To be issued under             25,295 shares             $11.50(2)              $290,892.50                    $85.81
  the 1998 Stock Grant
  Plan for Outside
  Directors

  To be issued under            404,720 shares             $11.50(2)             $4,654,280.00                  $1,373.01
  the Chief Executive
  Officer Stock Option Plan

  TOTAL                        2,403,025 shares                                  $27,613,739.96                 $8,146.05
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

 (1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into nine subtotals. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

 (2) Estimated in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices reported on the Nasdaq National Market on August 4, 1998.

 (3) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $10.68 per share covering 3,415 shares presently outstanding under the Registrant's 1994 Stock Option Plan.

 (4) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $9.24 per share covering 8,074 shares presently outstanding under the Registrant's 1991 Stock Option Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

       The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Hastings Entertainment, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

       (1) The Company's prospectus dated June 11, 1998 and relating to the Form S-1 Registration Statement (Registration Statement No. 333-47969) filed pursuant to Rule 424(b) of the Securities Act;

       (2) All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus described in (1) above; and

       (3) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 3, 1998 pursuant to
              Section 12 of the Exchange Act, and all amendments thereto and reports that have been filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liability arising out of their capacity or status as officers and directors.

       Article Thirteen of the Company's Third Restated Articles of Incorporation provides as follows:

       The Corporation shall indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, manager, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Texas Business Corporation Act, as the same exists or may hereafter be amended.

       Such right shall include the right to be paid by the corporation for all expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof, special legal counsel or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

       The corporation may additionally indemnify any person not covered by the grant of mandatory indemnification contained above to the fullest extent permitted by law.

       Neither the amendment nor repeal of this Article, nor the adoption of any provision of these Third Restated Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any proceeding that accrued or arose prior to such amendment, repeal or adoption of any inconsistent provision.

       As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

       Article Fourteen of the Company's Third Restated Articles of Incorporation provides that no director of the Company shall be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director to the fullest extent permitted by the TBCA.

       In addition, Article IX of the Company's Amended and Restated Bylaws, provides that the Company shall indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person is or was a director or officer of the Company or while a director or officer of the corporation, is or was serving at the request of the Company as a director, officer, manager, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the TBCA, as the same exists or may hereafter be amended.

       The Company has purchased directors' and officers' liability insurance. Subject to conditions, limitations and exclusions in the policy, the insurance covers amounts required to be paid for a claim or claims made against directors and officers for any act, error, omission, misstatement, misleading statement or breach of duty by directors and officers in their capacity as directors and officers of the Company.

       Reference is made to the Form of Indemnification Agreement by and between the Company and its directors and executive officers filed as Exhibit
10.1 to the Company's Registration Statement on Form S-1 (File No. 333-47969) declared effective on June 11, 1998, pursuant to which the Company does, to the extent permitted by applicable law, indemnify such directors and executive officers against all expenses, judgements, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or executive officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.

ITEM 8.  EXHIBITS.

       5.1*          Opinion of Locke Purnell Rain Harrell (A Professional
                     Corporation).

       23.1*         Consent of KPMG Peat Marwick LLP.

       23.2* Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in opinion filed as Exhibit 5.1).

       24.1* Power of Attorney (included on the signature pages of this Registration Statement).

       99.1*         Hastings 1994 Stock Option Plan.

       99.2*         Hastings 1991 Stock Option Plan.

       99.3*         Amended 1996 Incentive Stock Plan.

       99.4*         Hastings Books, Music & Video, Inc. Management Stock
                     Purchase Plan.

       99.5* Hastings Entertainment, Inc. 1998 Stock Grant Plan for Outside Directors.

       99.6* Hastings Entertainment, Inc. 1996 Stock Option Plan for Outside Directors.

       99.7*         Chief Executive Officer Stock Option Plan.

---------------

       *      Filed herewith.

ITEM 9.  UNDERTAKINGS.

       The Company hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

       (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amarillo, State of Texas, on August 7, 1998.


                            HASTINGS ENTERTAINMENT, INC.


                            By:    /s/ Dennis McGill
                                   -----------------------------------------
                                   Dennis McGill, Vice President of Finance,
                                   Chief Financial Officer, Treasurer and
                                   Secretary

                               POWER OF ATTORNEY

       KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Dennis McGill and Jeffrey G. Shrader, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done on and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURES                              TITLE                               DATE
               ----------                              -----                               ----
         /s/ John H. Marmaduke            Chairman of the Board,                      August 7, 1998
         ------------------------------   President and Chief Executive
         John H. Marmaduke                Officer (Principal Executive
                                          Officer)

         /s/ Dennis McGill                Vice President of Finance,                  August 7, 1998
         -------------------------------  Chief Financial Officer,
         Dennis McGill                    Treasurer and Secretary
                                          (Principal Financial and
                                          Accounting Officer)

         /s/ Phillip Hill                 Senior Vice President, Chief                August 7, 1998
         -------------------------------  Operating Officer and Director
              Phillip Hill

         /s/ Leonard L. Berry             Director                                    August 7, 1998
         -------------------------------
          Leonard L. Berry

         /s/ Peter A. Dallas              Director                                    August 7, 1998
         -------------------------------
            Peter A. Dallas

         /s/ Gaines L. Godfrey            Director                                    August 7, 1998
         -------------------------------
          Gaines L. Godfrey

         /s/ Craig R. Lentzsch            Director                                    August 7, 1998
         -------------------------------
           Craig R. Lentzsch

         /s/ Stephen S. Marmaduke         Director                                    August 7, 1998
         -------------------------------
         Stephen S. Marmaduke

         /s/ Jeffrey G. Shrader           Director                                    August 7, 1998
         -------------------------------
           Jeffrey G. Shrader

           /s/ Ron G. Stegall             Director                                    August 7, 1998
         -------------------------------
         Ron G. Stegall

                               INDEX TO EXHIBITS


       Exhibit
       Number        Exhibit
       ------        -------
       5.1*          Opinion of Locke Purnell Rain Harrell (A Professional
                     Corporation).

       23.1*         Consent of KPMG Peat Marwick LLP.

       23.2*         Consent of Locke Purnell Rain Harrell (A Professional
                     Corporation) (included in opinion filed as Exhibit 5.1).

       24.1* Power of Attorney (included on the signature pages of this Registration Statement).

       99.1*         Hastings 1994 Stock Option Plan.

       99.2*         Hastings 1991 Stock Option Plan.

       99.3*         Amended 1996 Incentive Stock Plan.

       99.4*         Hastings Books, Music & Video, Inc. Management Stock
                     Purchase Plan.

       99.5*         Hastings Entertainment, Inc. 1998 Stock Grant Plan for
                     Outside Directors.

       99.6*         Hastings Entertainment, Inc. 1996 Stock Option Plan for
                     Outside Directors.

       99.7*         Chief Executive Officer Stock Option Plan.

--------------

       *      Filed herewith.